SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)           May 18, 2007
ALLIED HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-22276	58-0360550

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

160 Clairemont Avenue, Suite 200, Decatur, Georgia	30030

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code           (404) 373-4285
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership
          On July 31, 2005 (the “Petition Date”), Allied Holdings, Inc. (“Allied”) and its affiliated debtors (together with Allied, the “Debtors”) filed voluntary petitions with the United States Bankruptcy Court for the Northern District of Georgia (the “Bankruptcy Court”) seeking protection under chapter 11 (“Chapter 11”) of title 11 of the United States Code (the “Bankruptcy Code”). Pursuant to an order of the Bankruptcy Court entered on August 1, 2005, the Debtors’ bankruptcy cases were consolidated for procedural purposes only and are being jointly administered under Case No. 05-12515. Since the Petition Date, the Debtors have operated their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court. In addition, the Office of the United States Trustee appointed a committee of unsecured creditors (the “Creditors Committee”).
          On April 6, 2007 the Debtors, together with Yucaipa American Alliance Fund I, LP and Yucaipa American Alliance (Parallel) Fund I, LP (collectively “Yucaipa”) and the Teamsters National Automobile Transportation Industry Negotiating Committee, on behalf of the International Brotherhood of Teamsters (“TNATINC”) filed a Second Amended Joint Plan of Reorganization (the “Plan”) and a related Disclosure Statement (“Disclosure Statement”) with the Bankruptcy Court. A copy of the Disclosure Statement is attached as Exhibit 2.2 hereto and is incorporated herein by reference. Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Plan. On April 6, 2007, the Bankruptcy Court approved the Disclosure Statement for the Plan.
          A hearing on the confirmation of the Plan was held on May 9-11, 2007, and the Plan was confirmed by the Bankruptcy Court pursuant to an Order dated and entered on May 18, 2007 (the “Confirmation Order”). A copy of the Confirmation Order is attached as Exhibit 2.3 hereto and is incorporated herein by reference.
          The Debtors currently anticipate the Plan will become effective on or about May 29, 2007 (the “Effective Date”). However, the Debtors can make no assurance that the conditions to the occurrence of the Effective Date will be satisfied or waived, or ultimately when and if, the Plan will become effective. It is also possible that additional technical amendments could be made to the Plan prior to effectiveness. A copy of the Plan, as confirmed, is attached as Exhibit 2.1 hereto and is incorporated herein by reference.
          The following is a summary of the material terms of the Plan. This summary highlights only certain provisions of the Plan and is not a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan.
Plan of Reorganization
          The Plan contemplates the reorganization and ongoing business operations of the Debtors, and the resolution of the outstanding Claims against and Interests in the Debtors. Under the Plan, the Debtors will be organized through, among other things, the consummation of the following transactions: (i) the conversion of the DIP Facility into the Exit Financing Facility, (ii) payment in Cash, Reinstatement, return of collateral or other treatment of Other Secured Claims agreed between the Holder of each such Claim and Yucaipa, (iii) distribution of New Common Stock on a Pro Rata basis to the Holders of Allowed General Unsecured Claims, (iv) cancellation of the Interests in Allied’s existing common stock, (v) the distribution of Cash to the Holders of Claims electing the Cash-Out Option, (vi) assumption of certain Executory Contracts and Unexpired Leases and (vii) the potential conversion of the Equipment Financing Facility into New Allied Common Stock. The Plan also incorporates an amendment to the Collective Bargaining Agreement between TNATINC and the Debtors.

          The Plan divides Claims and Interests into various Classes and sets forth the treatment for each class. Holders of Allowed Other Secured Claims will be paid in full, receive their collateral back, receive payments over time or receive some other treatment that provides them with the “indubitable equivalent” of their claims. Holders of Allowed Administrative Expense Claims and Holders of Allowed Priority Non-Tax Claims will generally receive a one-time Cash payment equal to the Allowed Claim amounts of such Claims in satisfaction of such Claims. Each Holder of an Allowed Priority Tax Claim will either (i) be paid in full, (ii) receive deferred Cash payments, or (iii) otherwise be paid as provided by the Bankruptcy Court. Holders of Allowed General Unsecured Claims (other than Cash Out Holders) will receive a Pro Rata Distribution of New Allied Common Stock. Certain Holders of Allowed General Unsecured Claims, Insured Claims and Other Insured Claims will receive Cash instead of New Allied Common Stock on account of their Allowed Claim. Allied’s existing common stock will be cancelled under the Plan and the holders thereof will not receive any distributions in respect thereof.
Treatment of Claims and Interests
Classified Claims
          The Plan classifies all Claims against and Interests in the Debtors into twelve separate Classes. The table below summarizes the classification of the Claims against and Interests in the Debtors, the treatment of each such Class and the estimated percentage recovery under the Plan, if any, for each Class. This table is not a complete description of any Class and the estimated percentage recovery may not be accurate. As a result of objections to Claims and other procedural issues related to the Claims, the aggregate amount of Claims allowed for each Class is currently undetermined. For a more detailed discussion of the treatment of the Claims against and Interests in the Debtors, see Article III of the Plan.

Estimated
Percentage
Class	Description	Treatment	Recovery
1	Other Secured Claims	Cash payment in full; Deferred Cash payments; the property securing the Claim; Cash or Liens equal to the value of the Holder’s interest in the property securing the Claim; Reinstatement of the Claim or such other treatment that the Holder and Yucaipa agree to in writing	N/A

2	Priority Non-Tax Claims	Cash payment (when due and owing) or such other treatment that would render the Claim unimpaired	N/A

3	Workers’ Compensation Claims	Unaltered	100%

4A	General Unsecured Claims	Pro Rata share of the New Allied Common Stock equal to the Pro Rata share of Class 4 Claims	Up to 50%

4B	Insured Claims	Pro Rata share of the New Allied Common Stock equal to the Pro Rata share of Class 4 Claims	Up to 50%

4C	Other Insured Claims	Pro Rata share of the New Allied Common Stock equal to the Pro Rata share of Class 4 Claims	Up to 50%

			Estimated
			Percentage
Class	Description	Treatment	Recovery
4D	General Unsecured Claims, Insured Claims and Other Insured Claims Whose Holders Elect the Cash Option	A Cash distribution of 25% of such Holder’s Claim, depending on the aggregate amount of Allowed Class 4D Claims and possibly a Pro Rata Share of the New Allied Common Stock if the Allowed Class 4D Claims is greater than $40 million and Yucaipa elects this option.	Up to 25%

5	Intercompany Claims	Any Claim not capitalized, satisfied or preserved will be canceled as of the Effective Date.	0%

6	Subordinated General Unsecured Claims	Claims will be canceled and Holders will not receive any Distributions.	N/A

7A	Allied Common Stock	Stock will be canceled and the Holders will not receive any Distributions	0%

7B	Old Other Debtors Common Stock	Stock will be canceled and the Holders will not receive any Distributions unless Yucaipa determines otherwise.	0%

7C	Allied Stock Rights	Stock will be canceled and the Holders will not receive any Distributions	0%
Unclassified Claims
          Holders of Administrative Expense Claims and Priority Tax Claims are not classified for voting on or receiving Distributions under the Plan. Administrative Expense Claims will be paid in full in Cash. Holders of Allowed Priority Tax Claims will be paid (i) the full, unpaid amount of the Claim, (ii) deferred Cash payments over a period of six years for the amount of the Claim plus interest, or (iii) as otherwise provided by the Bankruptcy Court.
Means for Implementation of the Plan
Source of Funding for Distributions under the Plan
          On the Effective Date, the Reorganized Debtors will obtain the Exit Financing from the Exit Financing Lenders. Except for the cash to be distributed to the Cash Out Holders, all Cash necessary to make payments required by the Plan shall be obtained from existing Cash balances, the operations of the Debtors or Reorganized Debtors and the Exit Financing.
          The distribution to Cash Out Holders will be funded by Participating Equity Holders, Other Class 4A Holders and Yucaipa’s designees as provided in the Plan.

Corporate Structure and Governance of Reorganized Debtors
          On the Effective Date, Allied will be organized and reincorporated in the State of Delaware under the name “Allied Systems Holdings, Inc.” and will operate under a new certificate of incorporation and by-laws (“Reorganzied Allied”). In addition, after the Effective Date, each of the Reorganized Debtors shall continue to exist in accordance with the laws of its jurisdiction and its applicable organizational documents in effect prior to the Effective Date, except to the extent such organizational documents are amended or replaced under the Plan. Reorganized Allied will issue its New Common Stock as provided by the Plan. The New Common Stock issued by Reorganized Allied is referred to herein as “New Allied Common Stock.”
          The Initial Board of Reorganzied Allied will consist of five members, including a new chief executive officer, who has not been publicly identified to date, a designee of the Creditors’ Committee and the three other members selected by Yucaipa. The designee of the Creditor’s Committee is Brian Cullen, a director with Chanin Capital Partners, and the three members selected by Yucaipa are Derex Walker, Ira Tochner and Jos Opdeweegh. TNATINC will have certain board observation rights. As previously reported, Allied has terminated the employment of Hugh Sawyer as its chief executive officer effective as of the Effective Date. Each of the existing board members of Allied, including Mr. Sawyer, will resign as directors on the Effective Date. The remaining members of Allied’s senior management are expected to continue to serve to the Effective Date and thereafter, subject to terms acceptable to the Initial Board.
          Certain holders of New Allied Common Stock who receive and beneficially own more than 5% of the New Allied Common Stock issued pursuant to the Plan may become signatories to the Stockholders’ Agreement. In addition, on the Effective Date, Reorganized Allied is authorized to enter into a Registration Rights Agreement with holders of New Allied Common Stock who beneficially own more than 5% of the outstanding New Allied Common Stock and is authorized to enter into a Management Services Agreement with Yucaipa or an affiliate of Yucaipa.
          If there are fewer than 300 holders of New Allied Common Stock on or after the Effective Date, Reorganized Allied may deregister the New Allied Common Stock and would thereafter no longer remain a “public” company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Old Allied Common Stock and New Common Stock
          On the Effective Date, all Allied’s existing common stock will be cancelled. As of the date of the Confirmation Order, there are 8,993,428 shares of Allied’s existing common stock issued and outstanding.
          The issuance of the New Allied Common Stock and the distributions thereof pursuant to the Plan will be exempt from registration under the applicable securities laws pursuant to Section 1145(a) of the Bankruptcy Code. As a result of objections to Claims still pending before the Bankruptcy Court and other procedural issues related to the Claims, the number of shares of New Allied Common Stock authorized to be issued under the Plan has not yet been finalized.
          The New Allied Common Stock will be subject to the terms and conditions of the Amended Certificate of Incorporation (the “Certificate of Incorporation”) of Reorganized Allied, which provides for, among other things, certain restrictions on the transfer of such securities. The Certificate of Incorporation provides that all transactions in New Allied Common Stock that would lead to Reorganized

Allied having more than 290 stockholders of record, or that Reorganized Allied reasonably determines would lead to Reorganized Allied having more than 290 stockholders of record, will be void and not recognized or registered. Such restrictions on transferability will not prohibit transfers by Reorganized Allied or any holder of New Allied Common Stock to another person or entity that is already a holder of record of New Allied Common Stock, transfers of New Allied Common Stock to Reorganized Allied, transfers of all New Allied Common Stock owned by the proposed transferor to a single person or entity who is treated as a single record holder under the Exchange Act or transfers that do not result in Reorganized Allied having more than 290 holders of record. Additionally, such restrictions on transferability will no longer be in effect on and after the earlier of (i) such time as Reorganized Allied determines that it has more than 500 holders of record (as such concept is understood for purposes of Section 12(g) of the Exchange Act) of New Allied Common Stock, (ii) only if Reorganized Allied has not filed a Form 15 deregistering the New Allied Common Stock under the Exchange Act, on the date that is six months following the Effective Date, (iii) the listing of the New Allied Common Stock on the New York Stock Exchange, NASDAQ or AMEX, (iv) the consummation of a sale of capital stock of Reorganized Allied in an underwritten public offering registered under the Securities Act, with gross proceeds to Reorganized Allied or the selling stockholders of not less than $40,000,000 or (v) on the fifth business day following Reorganized Allied’s receipt of written notice from Yucaipa or their affiliates, that they have determined, in their sole and absolute discretion, that the transfer restrictions provided in the Certificate of Incorporation will be void and no longer given effect.
Treatment of Executory Contracts and Unexpired Leases
Assumption, Rejection and Cure of Executory Contracts and Unexpired Leases
          On the Effective Date, in addition to the executory contracts and unexpired leases previously assumed by order of the Bankruptcy Court, all executory contracts and unexpired leases of the Reorganized Debtors identified on the Contract/Lease Schedule filed pursuant to the Plan will be assumed. All executory contracts or unexpired leases not identified in the Contract/Lease Schedule for assumption will be deemed rejected. All monetary amounts on the Contract/Lease Schedule representing the amounts owed by the Debtors pursuant to the respective contracts will be satisfied by payment of the cure amount in cash.
Employment Agreements and Other Benefits
          All employment and severance agreements will be rejected. All benefit plans, policies and programs will be treated as executory contracts and will be assumed or rejected as set forth in the Plan. The Debtors will comply with the KERP for the key employees and will perform any remaining obligations thereunder. After the Effective Date, the Debtors intend to continue the administration and operation Qualified Pension Plans and will continue to honor workers’ compensation programs and retiree medical benefits.
          As permitted by the Plan, it is expected that Allied will enter into new or amended employment agreements with executive officers that will remain with Reorganized Allied after the Effective Date.

Effects of the Plan
Revesting of Debtors’ Assets
          Except as otherwise provided in the Plan, on the Effective Date, all property comprising the Estates shall revest in each of the Debtors that owned such property. The Reorganized Debtors will operate their businesses and use their property without supervision of the Bankruptcy Court.
Discharge of Claims and Termination of Interests
          Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, each Reorganized Debtor shall be deemed discharged and released from all Claims and Interests that arose before the Effective Date. Also as of the Effective Date, all Persons shall be precluded from asserting any other Claims or Interests against each Reorganized Debtor based on any act, omission, transaction or other activity that occurred prior to the Effective Date. Except as otherwise provided in connection with the Plan, all mortgages, deeds of trust, Liens or other security interest against the property of the Estate will be fully released and discharged and all of the right, title and interest under such mortgages, deeds of trust, Liens or security interest will revert to the applicable Reorganized Debtor. Except as otherwise provided in the Plan, on the Effective Date, all agreements or other documents evidencing Claims or other rights of any Holder of a Claim against the Debtor will be canceled.
          As described above, as of the Effective Date all Allied’s old common stock will be canceled. On and after the Effective Date, the indenture governing Allied’s senior notes will continue in effect solely for the purpose of allowing the Indenture Trustee to enforce the indemnity provisions of the indenture.
Release by Debtors
          Subject to certain limitations, the Debtors and Reorganized Debtors will provide, as of the Effective Date, a general release of liability relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the Plan or the Disclosure Statement for each of (i) the current directors, officers and employees of the Debtors and the Debtors’ former or current professional advisors, (ii) the Creditors’ Committee and its current and former members and respective advisors and (iii) the Plan Proponents and each of the respective affiliates and advisors. The Debtors will also provide a release to the DIP Lenders and the Original DIP Lenders relating to the DIP Financing or the Plan as of the Effective Date.
Release by Holders of Claims and Interests
          Except as otherwise provided in the Plan or the Confirmation Order, each person that votes to accept the Plan, obtains a release under the Plan or (to the fullest extent permissible under applicable law) has held or holds a Claim or Interest will provide a release for claims existing as of the Effective Date arising from or relating to the event giving rise to the claim.
Exculpation and Limitation of Liability
          The Plan Proponents, the Creditors’ Committee, the present and former members of the Creditors’ Committee, the Indenture Trustee and the Released Lenders and any of such parties affiliates or advisors will be released from any liability to one another or to any Holder of any Claim or Interest or any of their respective affiliates for any act or omission relating to the Chapter 11 Cases, the negotiation or filing of the Plan, the provision of post-petition financing, the settlement of claims or renegotiation of contracts, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence.

Injunction
          The Confirmation Order permanently enjoins the commencement or prosecution by any Person of any Claims released pursuant to the Plan. However, the Plan does not restrict governmental or regulatory agencies from pursuing any action against the Debtors, the Reorganized Debtors or their affiliates and advisors.
Conditions Precedent to the Effective Date of the Plan
     The following conditions, some of which have already been satisfied as of the date hereof, must be satisfied or waived before the Plan becomes effective:
(i)	All conditions to Confirmation shall remain satisfied;

(ii)	Each order of the Bankruptcy Court shall be a Final Order;

(iii)	All of the documents required be executed have been provided and all other corporate or other actions necessary to implement the plan have been satisfied;

(iv)	The Exit Financing shall have closed and funded;

(v)	Debtors and Plan Proponents shall have authorization to implement the Plan;

(vi)	The New Allied Common Stock shall have been issued;

(vii)	There shall be no event, suit or proceeding that is likely to have a Material Adverse Effect;

(viii)	The Effective Date shall have occurred prior to six months after the Confirmation Date;

(ix)	The Initial Board shall have been elected and directors’ and officers’ liability insurance made available;

(x)	Collective bargaining agreements shall have been approved;

(xi)	All waiting periods imposed by law shall have expired or terminated and all regulatory approvals been received;

(xii)	All other action necessary to implement the treatment of Claims and Interest shall have been effected or waived; and

(xiii)	A Final Order approving the Equipment Purchase Agreement and Equipment Financing Facility shall have been entered by the Bankruptcy Court.
     These conditions may be waived in whole or in part by Yucaipa.
Information as to Assets and Liabilities of the Debtors
          Information as to Allied’s assets and liabilities as of the most recent practicable date is contained in the Monthly Operating Report for the period March 1, 2007 through March 31, 2007, filed with the Bankruptcy Court on May 17, 2007. The Monthly Operating Report is filed as Exhibit 99.1 to this Current Report on Form 8-K.
          Cautionary Statement Regarding the Monthly Operating Report
          The Monthly Operating Report contains financial statements and other financial information that have not been audited or reviewed by Allied’s independent registered public accounting firm and may be subject to future reconciliation or adjustments. The Monthly Operating Report is in a format prescribed by applicable bankruptcy laws and should not be used for investment purposes. The Monthly Operating

Report contains information for periods different from those required in Allied’s reports pursuant to the Exchange Act and that information may not be indicative of Allied’s financial condition or operating results for the period that would be reflected in Allied’s financial statements or its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.
Item 8.01 Other Events
          On May 12, 2007, Allied issued a press release announcing that the Bankruptcy Court confirmed the Plan. A copy of the press release is attached hereto as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
2.1	Second Amended Joint Plan of Reorganization

2.2	Disclosure Statement

2.3	Confirmation Order

99.1	Monthly Operating Report for the Month Ended March 31, 2007

99.2	Press Release dated May 12, 2007

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED HOLDINGS, INC.
Dated: May 24, 2007	By:	/s/ Thomas H. King
		Name:	Thomas H. King
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit
No.	Description of Exhibit

2.1	Second Amended Joint Plan of Reorganization

2.2	Disclosure Statement

2.3	Confirmation Order

99.1	Monthly Operating Report for the Month Ended March 31, 2007

99.2	Press Release dated May 12, 2007